NYSE American: UEC

Uranium Energy Corp Provides Corporate Update

Corpus Christi, TX, March 20, 2020 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is providing an update on measures the Company has taken to address the safety of its employees in response to COVID-19 and the proactive steps being taken to lower operating expenses and adjust timing on capital expenditures.

For the protection of our employees, we have arranged for our teams at the Vancouver, Corpus Christi and Paraguay offices to work remotely. Maintenance protocols at our Hobson Processing Plant and Palangana In-Situ Recovery (ISR) mine remain unchanged.

Previous plans to resume last year’s successful drilling program at the Burke Hollow ISR project will be postponed along with the associated capital outlays until market conditions normalize.  In the meantime, the UEC team will continue to advance our ISR projects with engineering and geologic evaluations that support the Company’s production readiness strategy.

As of our latest quarterly filing (for the period ending January 31, 2020), we held approximately $21 million of cash and securities.

President and CEO, Amir Adnani stated: “As we work through these challenging times, we will continue to maintain our core principles, keeping our employees safe and operating the Company with fiscal discipline.  Additionally, the recent global events and supply disruptions further underscore the importance of domestic supply chains for vital resources.  The proposed budget from the U.S. Administration outlining a 10-year, $1.5 billion program to purchase domestically mined uranium for a national Uranium Reserve will be crucial to reviving the 100% idled U.S. uranium industry.  We are confident our fully permitted and low-cost ISR projects in Texas and Wyoming are ideally-suited to supply the national Uranium Reserve as well as longer-term utility demand.”

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release.